      As filed with the Securities and Exchange Commission on May 26, 1999

                                                      Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                 ______________________________________________

                               pcOrder.com, Inc.
             (Exact name of registrant as specified in its charter)
                 ______________________________________________
            Delaware                                          74-2720849
 (State or Other Jurisdiction of                          (I.R.S. Employer
  Incorporation or Organization)                          Identification No.)

                             5001 Plaza on the Lake
                              Austin, Texas 78746
                    (Address of Principal Executive Offices)

                             1996 Stock Option Plan
                           1999 Stock Incentive Plan
                           (Full Title of the Plans)
                 ______________________________________________
                             James J. Luttenbacher
                            Chief Financial Officer

                               pcOrder.com, Inc.
                             5001 Plaza on the Lake
                              Austin, Texas 78746
                    (Name and Address of Agent for Service)

                                 (512) 684-1100
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            William D. Sherman, Esq.
                            Justin L. Bastian, Esq.
                            Rochelle A. Krause, Esq.
                            Morrison & Foerster LLP
                               755 Page Mill Road
                              Palo Alto, CA 94304
                                 (650) 813-5600
               __________________________________________________

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                  Proposed                  Proposed
                                Amount                  Maximum                    Maximum                 Amount of
Title of Securities to          to be               Offering Price           Aggregate Offering           Registration
 be Registered                Registered             Per Share(1)                 Price(1)                    Fee
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,          4,791,515               $32.9688                  $157,970,500               $43,916
 $0.01 par value per
 share
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by pcOrder.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's prospectus filed pursuant to Rule 424(b) of the Securities Act, as amended, (the "Securities Act"), relating to the Registration Statement on Form S-1 (No. 333-62985) (the "S-1 Registration Statement"), as originally filed on September 4, 1998 and subsequently amended, which S-1 Registration Statement was declared effective on February 25, 1999, which includes audited financial statements for the Registrant's latest fiscal year.

     (b) The Description of the Class A Common Stock included in the Description of Capital Stock section of the Registrant's S-1 Registration Statement.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify to the fullest extent permitted by Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL"), as it now exists or as it may be amended. Generally, Section 145 provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought or threatened to be brought against them by reason of their being or having been directors or officers. In particular, Section 145 provides that a corporation shall indemnify its officers and directors for all reasonable expenses (including attorney's fees) of such legal proceedings when any such officer or director is successful on the merits. Further, Section 145 provides that a corporation may indemnify its officers and directors, even if any such officer or director is not successful on the merits:

   (i) for expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), as long as such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

   (ii) for the expenses of a derivative suit (a suit brought by the corporation or in the name of the corporation by a stockholder alleging breach by such officer or director of a duty owed to the corporation), as long as such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the event such director or officer is adjudged liable to the corporation, no indemnification may be made by the corporation unless the Delaware Court of Chancery determines that, despite such adjudication of liability, in view of all the circumstances, such officer or director is fairly and reasonably entitled to indemnification.

   In either of the above cases, indemnification may be made only after a determination that the applicable standard of conduct has been met. Such determination may be made by either a majority of the directors who are not party to such proceeding, a committee of such directors, independent legal counsel or the stockholders.

   Additionally, the Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL. Thus, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

   The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers, and may indemnify its officers, employees and other agents, to the full extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party. The Registrant's Bylaws also permit the Registrant to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer or employee or other agent of the Registrant. Such indemnified party shall repay such advances if it is ultimately determined that such party is not entitled to indemnification. The Registrant believes that its Certificate of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors' and officer's liability insurance.

   At present the Registrant is not aware of any pending litigation or proceeding involving any director, officer, employee or agent of the Registrant in which indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to Registrant's Registration Statement on Form S-1 (File No. 333-62985)).

     4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form S-1 (File No. 333-62985)).

     5.1  Opinion of Morrison & Foerster LLP.

     23.1 Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP, independent auditors.

     24.1 Power of Attorney (see signature page).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

          (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, pcOrder.com, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 26, 1999.

                              pcOrder.com, Inc.



                              By: /s/ ROSS A. COOLEY
                                 ____________________________________________
                                 Ross A. Cooley
                                 Chairman, Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Ross A. Cooley, Christina C. Jones, James J. Luttenbacher, Joseph A. Liemandt, Peter J. Barris, Linwood A. Lacy, Jr. and Robert W. Stearns, with full power to act alone, his or her true and lawful attorneys-in-fact, with the power of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and deed requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                   Title                            Date
                 ---------                                   -----                            ----
          /s/ ROSS A. COOLEY                   Chairman and Chief Executive Officer       May 26, 1999
   -------------------------------               (Principal Executive Officer)
           Ross A. Cooley

         /s/ CHRISTINA C. JONES              President and Chief Operating Officer        May 26, 1999
   -------------------------------               (Principal Executive Officer)
           Christina C. Jones

       /s/ JAMES J. LUTTENBACHER                Vice President, Chief Financial           May 26, 1999
   -------------------------------              Officer and Secretary (Principal
           James J. Luttenbacher                Financial Officer and Accounting
                                                            Officer)

         /s/ JOSEPH A. LIEMANDT                             Director                      May 26, 1999
   -------------------------------
           Joseph A. Liemandt

                                                            Director
   -------------------------------
           Peter J. Barris

         /s/ LINWOOD A. LACY, JR.                           Director                      May 26, 1999
   -------------------------------
            Linwood A. Lacy, Jr.

        /s/ ROBERT W. STEARNS                               Director                      May 26, 1999
   -------------------------------
           Robert W. Stearns


                                 EXHIBIT INDEX


Exhibit
Number                          Description
------    ----------------------------------------------------------------
4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to Registrant's Registration Statement on Form S-1 (File No. 333-62985)).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form S-1 (File No. 333-62985)).

5.1       Opinion of Morrison & Foerster LLP.

23.1      Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2      Consent of Ernst & Young LLP, independent auditors.

24.1      Power of Attorney (See signature page).